 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012 (May 9, 2012)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of The Warnaco Group, Inc. (the “Company”) was held on May 9, 2012.  There were present in person or by proxy, holders of 38,850,707 shares of common stock, or 94.00% of all votes eligible for the Annual Meeting.  At the Annual Meeting, the stockholders of the Company (the “Stockholders”) voted on three proposals, each described in the Company’s proxy materials for the Annual Meeting.  The voting results are set forth below.

Proposal 1 - Election of Directors

The following directors were elected to serve for a term of one year:

				Broker
	For	Against	Abstain	Non-Vote
David A. Bell	37,721,654	619,989	225	508,839
Robert A. Bowman	37,727,067	614,188	613	508,839
Richard Karl Goeltz	34,006,794	4,334,421	653	508,839
Sheila A. Hopkins	37,726,259	614,537	1,072	508,839
Helen McCluskey	38,340,795	848	225	508,839
Charles R. Perrin	37,725,579	615,157	1,132	508,839
Nancy A. Reardon	37,727,385	614,258	225	508,839
Donald L. Seeley	38,339,243	1,971	654	508,839
Cheryl Nido Turpin	37,726,846	614,797	225	508,839

Proposal 2 - Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

The proposal for Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm was ratified:

For	Against	Abstain
38,421,811	427,674	1,222

Proposal 3 - Advisory Vote to Approve Executive Compensation

The Stockholders approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the Company’s proxy statement:

			Broker
For	Against	Abstain	Non-Vote
37,384,992	939,765	17,111	508,839

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date: May 15, 2012	By:	/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Executive Vice President and Chief Financial Officer